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	                   AMENDMENT TO
	AST RESEARCH, INC. 1989 LONG-TERM INCENTIVE PROGRAM



	WHEREAS, the purpose of this amendment is to provide for the limitation under the AST Research, Inc. 1989 Long-Term Incentive Program (the "Program") of the number of options and/or shares of restricted stock which may be granted to any participant in the Program in a given calendar year;

	NOW, THEREFORE, the first paragraph of Section 7.1 of the Program is hereby amended, subject to approval by the stockholders, to read as follows:

		"7.1	Grant of Options.  One plan under the Program shall
                        relate to Options. Subject to the other applicable provisions of the Program, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant; provided, however, that the maximum number of shares of Stock with respect to which any Participant may receive Options hereunder during any calendar year may not exceed 200,000 reduced by the number of shares of Restricted Stock granted during the calendar year. The Committee may grant any type of Option permitted by law at the time of grant and shall specify whether or not any Option is intended to be an incentive stock option described in section 422 of the Code. In the case of incentive stock options, the following conditions shall apply in addition to any other requirements of this plan or the Code:"

	Section 9.1 of the Program is hereby amended, subject to approval by the stockholders, to read as follows:

		"9.1	Grant of Restricted Stock.  One plan under the Program
			shall relate to Restricted Stock. Subject to the provisions of Articles 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the plan to such Participants, in such amounts as it shall determine, and for such consideration as it may determine; provided that (i) the aggregate value of all consideration received by the Company for such shares is equal to at least the aggregate fair market value of such shares, and (ii) the maximum number of shares of Restricted Stock which any Participant may receive hereunder during any calendar year may not exceed 200,000 reduced by the number of Options granted under the Program during the calendar year. Each grant of Restricted Stock shall be in writing and shall specify the Period(s) of Restriction and the time or times at which such Period(s) shall lapse with respect to a specified number of shares of Stock. The Periods of Restriction shall not exceed ten years from the date of grant of the Restricted Stock."

	The Program shall remain in full force and effect, as hereby amended.

	The undersigned, as Secretary of AST Research, Inc. (the "Company"), hereby certifies that the foregoing Amendment was duly adopted by the Compensation Committee, which also functions as the Plan Approval
Committee, and by the Board of Directors of the Company on October 28, 1993, and was duly approved by the stockholders of the Company at the Annual Meeting of Stockholders held on January 28, 1994.

Dated:  January 28, 1994


						Dennis R. Leibel, Secretary